Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$32,240
Unrealized Gain (Loss) on Market Value of Futures	118,960
Dividend Income	1,747
Interest Income	7,742
Total Income (Loss)	$160,689

Expenses
General Partner Management Fees	$3,430
Professional Fees	4,448
Brokerage Commissions	109
Non-interested Directors' Fees and Expenses	50
Prepaid Insurance Expense	61
NYMEX License Fee	69
Total Expenses	8,167
Expense Waiver	(4,052)
Net Expenses	$4,115
Net Income (Loss)	$156,574

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$5,197,521
Net Income (Loss)	156,574

Net Asset Value End of Month	$5,354,095
Net Asset Value Per Share (550,000 Shares)	$9.73

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596